EXHIBIT 10 TO

PROXY STATEMENT OF
KINDER MORGAN MANAGEMENT, LLC

      Current Report on Form 8-K of Kinder Morgan Energy Partners, L.P. filed on June 19, 2002

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 19, 2002
(Date of earliest event reported)

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Item 5.  Other Events.

As previously disclosed in Kinder Morgan Energy Partners, L.P.'s Form 10-Q for the period ended March 31, 2002 as filed with the Securities and Exchange Commission on May 10, 2002, Kinder Morgan Energy Partners, L.P. adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in this report as SFAS 142, effective January 1, 2002. In order to illustrate how the provisions of SFAS 142 would have affected the financial statements of Kinder Morgan Energy Partners, L.P. if SFAS 142 had been in effect for the five years ended December 31, 2001, and to set forth the transitional disclosures described in SFAS 142, Kinder Morgan Energy Partners, L.P. has filed as Exhibit 99.1 to this report (1) the selected financial data of Kinder Morgan Energy Partners, L.P. previously filed as Item 6 to its Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on February 20, 2002, and (2) a table showing the changes that would have been reflected in its net income and earnings per limited partner unit if the provisions of SFAS 142 had been in effect for the five years ended December 31, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
a)	Financial Statements. Not Applicable.

b)	Pro Forma Financial Information. Not Applicable.

c)	Exhibits.

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Selected Financial Data including transitional disclosures described in SFAS No. 142

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.
Dated: June 19, 2002	By:	/s/ JOSEPH LISTENGART
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Selected Financial Data including transitional disclosures described in SFAS No. 142

Exhibit 99.1

Selected Financial Data.

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, referred to in the following discussion as "SFAS 142." SFAS 142, which superceded Accounting Principles Board Opinion No. 17, Intangible Assets, addresses financial accounting and reporting for (1) intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) at acquisition and (2) goodwill and other intangible assets subsequent to their acquisition. SFAS 142 is required to be applied starting with fiscal years beginning after December 15, 2001. As previously disclosed in Kinder Morgan Energy Partners, L.P.'s Form 10-Q for the period ended March 31, 2002 as filed with the Securities and Exchange Commission on May 10, 2002, Kinder Morgan Energy Partners, L.P. adopted SFAS 142 effective January 1, 2002.

1

The following sets forth the selected financial data of Kinder Morgan Energy Partners, L.P. as presented in Item 6 of its Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the Securities and Exchange Commission on February 20, 2002.

	Year Ended December 31,
	2001(3)	2000(4)	1999(5)	1998(6)	1997
	(In thousands, except per unit and operating data)
Income and Cash Flow Data:
Revenues	$2,946,676	$ 816,442	$ 428,749	$ 322,617	$ 73,932
Cost of product sold	1,657,689	124,641	16,241	5,860	7,154
Operating expense	410,885	190,329	111,275	77,162	17,982
Fuel and power	73,188	43,216	31,745	22,385	5,636
Depreciation and amortization	142,077	82,630	46,469	36,557	10,067
General and administrative	99,009	60,065	35,612	39,984	8,862
Operating income	563,828	315,561	187,407	140,669	24,231
Earnings from equity investments	84,834	71,603	42,918	25,732	5,724
Amortization of excess cost of equity investments	(9,011)	(8,195)	(4,254)	(764)	-
Interest (expense)	(175,930)	(97,102)	(54,336)	(40,856)	(12,605)
Interest income and other, net	(5,005)	10,415	22,988	(5,992)	(353)
Income tax (provision) benefit	(16,373)	(13,934)	(9,826)	(1,572)	740
Income before extraordinary charge	442,343	278,348	184,897	117,217	17,737
Extraordinary charge	-	-	(2,595)	(13,611)	-
Net income	$ 442,343	$ 278,348	$ 182,302	$ 103,606	$ 17,737
	==========	==========	==========	==========	==========

Basic Limited Partners' income per unit
before extraordinary charge(1)	$ 1.56	$ 1.34	$ 1.31	$ 1.04	$ 0.51
	==========	==========	==========	==========	==========

Basic Limited Partners' net income per unit	$ 1.56	$ 1.34	$ 1.29	$ 0.87	$ 0.51
	==========	==========	==========	==========	==========

Diluted Limited Partners' net income per unit(2)	$ 1.56	$ 1.34	$ 1.29	$ 0.87	$ 0.51
	==========	==========	==========	==========	==========

Per unit cash distribution paid	$ 2.08	$ 1.60	$ 1.39	$ 1.19	$ 0.82
	==========	==========	==========	==========	==========

Additions to property, plant and equipment	$ 295,088	$ 125,523	$ 82,725	$ 38,407	$ 6,884

Balance Sheet Data (at end of period):
Net property, plant and equipment	$5,082,612	$3,306,305	$2,578,313	$1,763,386	$ 244,967
Total assets	$6,732,666	$4,625,210	$3,228,738	$2,152,272	$ 312,906
Long-term debt	$2,231,574	$1,255,453	$ 989,101	$ 611,571	$ 146,824
Partners' capital	$3,159,034	$2,117,067	$1,774,798	$1,360,663	$ 150,224
(1)

Represents income before extraordinary charge per unit adjusted for the two-for-one splits of units on October 1, 1997 and on August 31, 2001. Basic Limited Partners’ income per unit before extraordinary charge was computed by dividing the interest of our unitholders in income before extraordinary charge by the weighted average number of units outstanding during the period.

(2)

Diluted Limited Partners’ net income per unit reflects the potential dilution, by application of the treasury stock method, that could occur if options to issue units were exercised, which would result in the issuance of additional units that would then share in our net income.

(3)

Includes results of operations for the remaining 50% interest in the Colton Processing Facility, KMTP, Casper and Douglas gas gathering assets, 50% interest in Coyote Gas Treating, LLC, 25%interest in Thunder Creek Gas Services, LLC, Central Florida Pipeline LLC, Kinder Morgan Liquids Terminals LLC, Pinney Dock & Transport LLC, CALNEV Pipe Line LLC, 34.8% interest in the Cochin Pipeline System, Vopak terminal LLCs, Boswell terminal assets, Stolt-Nielsen terminal assets and additional gasoline and gas plant interests since dates of acquisition. The remaining interest in the Colton Processing Facility, KMTP, Casper and Douglas gas gathering assets and our interests in Coyote and Thunder Creek were acquired on December 31, 2000. Central Florida and Kinder Morgan Liquids Terminals LLC were acquired January 1, 2001. Pinney Dock was acquired March 1, 2001. CALNEV was acquired March 30, 2001. Our second investment in Cochin, representing a 2.3% interest was made on June 20, 2001. Vopak terminal LLCs were acquired July 10, 2001. Boswell terminals were acquired August 31, 2001. Stolt-Nielsen terminals were acquired on November 8 and 29, 2001, and our additional interests in the Snyder Gasoline Plant and the Diamond M Gas Plant were acquired on November 14, 2001.

(4)

Includes results of operations for KMIGT, 66 2/3% interest in Trailblazer Pipeline Company, 49% interest in Red Cedar, Milwaukee Bulk Terminals, Dakota Bulk Terminal, remaining 80% interest in Kinder Morgan CO2 Company, L.P., Devon Energy carbon dioxide properties, Kinder Morgan Transmix Company, LLC, a 32.5% interest in Cochin Pipeline System and Delta Terminal Services LLC since dates of acquisition. KMIGT, Trailblazer assets, and our 49% interest in Red Cedar were acquired on December 31, 1999. Milwaukee Bulk Terminals, Inc. and Dakota Bulk Terminal, Inc. were acquired on January 1, 2000. Kinder Morgan Transmix Company, LLC was acquired on October 25, 2000. Our 32.5% interest in Cochin was acquired on November 3, 2000, and Delta Terminal Services LLC was acquired on December 1, 2000.

(5)	Includes results of operations for 51% interest in Plantation Pipe Line Company, Products Pipelines’ initial transmix operations and 33 1/3% interest in Trailblazer Pipeline Company since dates of acquisition. Our second investment in Plantation, representing a 27% interest was made on June 16, 1999. The Products Pipelines’ initial transmix operations were acquired on September 10, 1999, and our initial 33 1/3% investment in Trailblazer was made on November 30, 1999.

2

(6)	Includes results of operations for Pacific operations’ pipeline system, Kinder Morgan Bulk Terminals and 24% interest in Plantation Pipe Line Company since dates of acquisition. Kinder Morgan Bulk Terminals were acquired on July 1, 1998 and our 24% interest in Plantation Pipe Line Company was acquired on September 15, 1998.

Had the provisions of SFAS 142 been in effect during the years presented above, goodwill amortization would have been eliminated, increasing net income and earnings per limited partner unit as follows:

Year Ended December 31,
2001	2000	1999	1998	1997
(In thousands except per share amounts)
Reported Income Before
Extraordinary Charge	$ 442,343	$ 278,348	$ 184,897	$ 117,217	$ 17,737
Add Back: Goodwill Amortization,
Net of Related Tax Benefit	13,416	5,460	3,048	966	-
Adjusted Income Before
Extraordinary Charge	455,759	283,808	187,945	118,183	17,737
Extraordinary Charge	-	-	(2,595)	(13,611)	-
Adjusted Net Income	$ 455,759	$ 283,808	$ 185,350	$ 104,572	$ 17,737
	=========	=========	=========	=========	=========

Basic Earnings Per Limited Partner Unit:
Reported Net Income	$ 1.56	$ 1.34	$ 1.29	$ 0.87	$ 0.51
Goodwill Amortization	0.09	0.04	0.03	0.01	-
Adjusted Net Income	$ 1.65	$ 1.38	$ 1.32	$ 0.88	$ 0.51
	=========	=========	=========	=========	=========

Diluted Earnings Per Limited Partner Unit:
Reported Net Income	$ 1.56	$ 1.34	$ 1.29	$ 0.87	$ 0.51
Goodwill Amortization	0.09	0.04	0.03	0.01	-
Adjusted Net Income	$ 1.65	$ 1.38	$ 1.32	$ 0.88	$ 0.51
	=========	=========	=========	=========	=========

3